As filed with the Securities and Exchange Commission on April 7, 2008
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zoom Technologies, Inc.
(Name of registrant as specified in its charter)

Delaware	04-2621506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

207 South Street
Boston, Massachusetts 02111
(Address of principal executive offices)

Zoom Technologies, Inc. 1998 Employee Equity Incentive Plan
Zoom Technologies, Inc. 1990 Stock Option Plan
(Full title of the Plans)

Frank B. Manning
President and Chief Executive Officer
Zoom Technologies, Inc.
207 South Street
Boston, Massachusetts 02111
(617) 423-1072
(Name, address, and telephone number of agent for service)

Copies of all communications to:
Jeffrey P. Steele, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
1601 Trapelo Road
Waltham, Massachusetts 02451
(781) 622-5930

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value	1,180,050 shares	(2)	$.46	(3)	$542,823	$21.33
Common stock, $0.01 par value	319,950 shares	(2)	$.72	(5)	$230,364	$9.05
Common stock, $0.01 par value	1,500,000 shares	(4)	$.46	(3)	$690,000	$27.12
Totals			—		$1,463,187	$57.50

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Zoom Technologies, Inc. 1998 Employee Equity Incentive Plan.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the average of the high and low price as reported on the Nasdaq Capital Market on April 1, 2008.

(4)	Represents shares of common stock issuable upon exercise of stock options available for grant pursuant to the Zoom Technologies, Inc. 1990 Stock Option Plan.
(5)
In accordance with Rule 457(h) under the Securities Act of 1933, the calculation with respect to shares issuable under stock options granted under the 1998 Employee Equity Incentive Plan and outstanding at April 7, 2008 is based on the exercise prices of such options.

INTRODUCTORY NOTE

This Registration Statement covers 1,500,000 shares of our common stock issuable pursuant to our 1990 Stock Option Plan, as amended (the "1990 Plan") and 1,500,000 shares of our common stock issuable pursuant to our 1998 Employee Equity Incentive Plan, as amended (the “1998 Plan”). These shares are in addition to the aggregate of 3,300,000 shares of common stock registered under the 1990 Plan pursuant to the Registration Statements on Form S-8, File Nos. 333-60565 and 333-126612, and the aggregate of 1,200,000 shares of common stock registered under the 1998 Plan pursuant to the Registration Statements on Form S-8, File Nos. 333-75575, 333-90191, 333-47188 and 333-97573.

The contents of our Registration Statements on Form S-8, File Nos. 333-60565, 333-126612, 333-75575, 333-90191, 333-47188 and 333-97573, are incorporated herein by reference.

PART II

ITEM 8. EXHIBITS.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Description
5.1*	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.
23.1*	Consent of UHY LLP
23.2	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
99.1	Zoom Technologies, Inc. 1990 Stock Option Plan, as amended, filed as Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K dated March 28, 2008.
99.2	Zoom Technologies, Inc. 1998 Employee Equity Incentive Plan, as amended, filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K dated March 28, 2008.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on this 7th day of April, 2008.

Zoom Technologies, Inc.

By:	/s/Frank B. Manning
Frank B. Manning
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank B. Manning and Robert A. Crist, and each of them acting individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments filed pursuant to Rule 462, or otherwise) of and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of April 7, 2008.

Signature	Date	Title

/s/Frank B. Manning	April 7, 2008	President, Chief Executive Officer and Director (Principal Executive Officer)
Frank B. Manning

/s/Robert A. Crist	April 7, 2008	Vice President-Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
Robert A. Crist

/s/Peter R. Kramer	April 7, 2008	Director
Peter R. Kramer

/s/Bernard Furman	April 7, 2008	Director
Bernard Furman

	April 7, 2008	Director
Joseph J. Donovan

	April 7, 2008	Director
J. Ronald Woods

INDEX TO EXHIBITS

Exhibit Number	Description
5.1*	Legal Opinion of Morse, Barnes-Brown & Pendleton, P.C.
23.1*	Consent of UHY LLP
23.2	Consent of Morse, Barnes-Brown & Pendleton, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)
* Filed herewith.